Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media/Editorial Contact:

Applied Micro Circuits Corporation	The Ardell Group
Debra Hart	Angela Edgerton
Phone: (858) 535-4217	Phone: (858) 792-2941
E-Mail: dhart@amcc.com	E-Mail: angela@ardellgroup.com

Wednesday, January 26, 2005

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES

THIRD QUARTER FISCAL 2005 FINANCIAL RESULTS

SAN DIEGO—January 26, 2005—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the third quarter of fiscal 2005.

Net revenues for the third quarter of fiscal 2005 were $61.1 million compared to $61.1 million reported in the second quarter of fiscal 2005 and $38.2 million reported in the third quarter of fiscal 2004.

For the third quarter of fiscal 2005, on a generally accepted accounting principles (GAAP) basis, the net loss was $81.9 million or $(0.27) per share, compared with a net loss of $18.3 million or $(0.06) per share for the second quarter of fiscal 2005 and a net loss of $26.4 million or $(0.09) per share for the third quarter of fiscal 2004.

The pro forma net loss for the third quarter of fiscal 2005 was $4.1 million or $(0.01) per share, compared to the pro forma net loss of $4.1 million or $(0.01) per share in the second quarter of fiscal 2005 and the pro forma net loss of $7.1 million or $(0.02) per share in the third quarter of fiscal 2004.

Net revenues for the nine months ended December 31, 2004 were $189.6 million compared to $83.8 million reported for the nine months ended December 31, 2003.

The GAAP net loss for the nine months ended December 31, 2004 was $122.0 million or $(0.39) per share, compared to the net loss of $102.7 million or $(0.34) per share for the nine months ended December 31, 2003. The pro forma net loss for the nine months ended December 31, 2004 was $6.0 million or $(0.02) per share, compared with the pro forma net loss of $23.1 million or $(0.08) per share for the nine months ended December 31, 2003.

Commenting on the results, Tom Tullie, Chief Operating Officer, said, “The operating results we announced today are in-line with our expectations for the quarter. I am encouraged that our Communications, Storage and Embedded Products groups all saw sequential revenue growth. In addition, our recent actions to reduce operating expenses position us to achieve pro forma EPS profitability in the near future.”

AMCC reports its financial results in accordance with GAAP and additionally on a non-GAAP basis referred to as pro forma. These pro forma measures are not in accordance with, nor are they a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. AMCC uses the pro forma financial measures to evaluate and manage the Company’s operations. AMCC is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company.

During the third quarter ended December 31, 2004, AMCC recorded a $27.3 million charge for the impairment of purchased intangibles, a $28.9 million net charge for settlement of pending securities class-action litigation, and an $8.1 million charge for restructuring costs associated with the November workforce reduction.

The pro forma results exclude the following items which are required by GAAP: restructuring costs, amortization and impairments of purchased intangibles, excess inventory benefit, acquired in-process research and development charges, stock-based compensation charges related to acquired companies, litigation settlement costs, real estate gains, realized gains and losses on strategic equity investments, and payroll tax effects of stock option exercises. Income taxes are adjusted to an estimated pro forma effective tax rate. See the attached reconciliation of the GAAP net loss to the pro forma net income or loss, which quantifies the amounts excluded from pro forma basis results.

For More Information

AMCC management will be holding a conference call today, January 26, 2005, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the third quarter of fiscal 2005 and to provide guidance for the fourth quarter of fiscal 2005. You may access the conference call via any of the following:

Teleconference:	913-981-4910
Conference ID:	624714
Web Broadcast:	http://www.amcc.com
Replay:	719-457-0820
(available for 7 days following the call)

AMCC Overview

AMCC provides the essential building blocks for the processing, moving and storing of information worldwide. The company blends systems and software expertise with high-performance, high-bandwidth silicon integration to deliver silicon, hardware and software solutions for global wide area networks (WAN), embedded applications such as PowerPC and programmable SOC architectures, storage area networks (SAN), and high-growth storage markets such as Serial ATA (SATA), and RAID. AMCC’s corporate headquarters are located in San Diego, California. Sales and engineering offices are located throughout the world. For further information regarding AMCC, please visit our web site at http://www.amcc.com.

This news release contains forward-looking statements, including, but not limited to, statements regarding the company’s expectations of future profitability and the magnitude of charges resulting from the settlement of pending litigation. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, integration of acquired businesses, manufacturing capacity and execution, the risk that the settlement will not be approved by the court or that the charges resulting from the settlement will be higher than expected due to inability to obtain the company’s insurers’ agreed upon contribution to the settlement and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements.

-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

	Dec 31, 2004	March 31, 2004
	(unaudited)
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$405,970	$861,041
Accounts receivable, net	22,304	23,284
Inventories	19,847	8,490
Other current assets	46,623	16,208

Total current assets	494,744	909,023
Property and equipment, net	47,102	37,271
Other assets	1,999	1,616
Purchased intangibles	544,892	240,193

Total assets	$1,088,737	$1,188,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,164	$18,164
Other current liabilities	109,657	49,089
Current portion of long-term debt & capital leases	103	303

Total current liabilities	123,924	67,556
Stockholders’ equity	964,813	1,120,547

Total liabilities and stockholders’ equity	$1,088,737	$1,188,103

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Nine Months ended
	Dec 31, 2004	Sept 30, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003
Net revenues	$61,081	$61,069	$38,189	$189,552	$83,823
Cost of revenues	30,159	31,529	17,471	93,180	36,739

Gross profit	30,922	29,540	20,718	96,372	47,084
Operating expenses:
Research and development	31,411	31,702	30,052	94,103	85,280
Selling, general and administrative	15,887	15,298	13,493	45,563	34,892
Stock-based compensation:
Research and development	752	915	2,142	2,699	14,846
Selling, general and administrative	876	2,202	375	4,401	4,826
Amortization of purchased intangibles	1,833	1,962	689	5,352	689
Impairment of purchased intangibles	27,330	—	—	27,330	—
Acquired in-process research and development	—	—	16,100	13,400	21,800
Restructuring charges(benefits)	8,079	310	(200)	8,389	23,298
Litigation settlement, net	28,900	—	—	28,900	—

Total operating expenses	115,068	52,389	62,651	230,137	185,631

Operating loss	(84,146)	(22,849)	(41,933)	(133,765)	(138,547)
Interest and other income, net	4,780	4,530	15,493	14,591	35,807

Loss before income taxes	(79,366)	(18,319)	(26,440)	(119,174)	(102,740)
Income tax expense	2,526	—	—	2,861	—

Net loss	$(81,892)	$(18,319)	$(26,440)	$(122,035)	$(102,740)

Basic and diluted loss per share:
Loss per share	$(0.27)	$(0.06)	$(0.09)	$(0.39)	$(0.34)

Shares used in calculating basic and diluted loss per share	307,729	310,128	306,823	309,792	305,273

APPLIED MICRO CIRCUITS CORPORATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three months ended			Nine months ended
	Dec 31, 2004	Sept 30, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003
Net revenues	$61,081	$61,069	$38,189	$189,552	$83,823
Cost of revenues	23,761	23,823	14,132	72,219	30,920

Gross profit	37,320	37,246	24,057	117,333	52,903
Operating expenses:
Research and development	31,411	31,702	30,038	94,103	85,261
Selling, general and administrative	15,887	15,298	13,414	45,561	34,810

Total operating expenses	47,298	47,000	43,452	139,664	120,071

Operating loss	(9,978)	(9,754)	(19,395)	(22,331)	(67,168)
Interest and other income, net	4,780	4,530	7,080	14,591	27,394

Loss before income taxes	(5,198)	(5,224)	(12,315)	(7,740)	(39,774)
Income tax benefit	(1,144)	(1,149)	(5,171)	(1,703)	(16,703)

Net loss	$(4,054)	$(4,075)	$(7,144)	$(6,037)	$(23,071)

Diluted loss per share:
Loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.02)	$(0.08)

Shares used in calculating diluted loss per share	307,729	310,128	306,823	309,792	305,273

The above pro forma statements are based on the Company’s consolidated statements of operations for the periods presented. This pro forma information is not prepared in accordance with generally accepted accounting principles and may not be consistent with the presentation used by other companies. The pro forma operating results are used by the Company’s management to evaluate the operating performance of the Company and are also consistent with the financial models and estimates published by analysts who follow the Company. See the schedule of pro forma adjustments for a reconciliation of the pro forma results to the GAAP basis results.

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP TO PRO FORMA NET INCOME/LOSS

(unaudited)

(in thousands)

	Three months ended			Nine months ended
	Dec 31, 2004	Sept 30, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003
GAAP net loss	$(81,892)	$(18,319)	$(26,440)	$(122,035)	$(102,740)
Adjustments:
Stock-based compensation related to acquired companies	1,975	3,246	2,670	7,731	20,214
Amortization of purchased intangibles	7,884	9,539	3,865	25,682	7,008
Impairments of purchased intangibles	27,330	—	—	27,330	—
Restructuring costs(benefits)	8,079	310	(200)	8,389	23,298
Litigation settlement, net	28,900	—	—	28,900	—
Gain on the sale of real estate	—	—	(7,551)	—	(7,551)
Realized gains on strategic equity investments	—	—	(862)	—	(862)
Excess inventory benefit	—	—	—	—	(1,053)
Acquired in-process research and development	—	—	16,100	13,400	21,800
Payroll taxes on certain stock option exercises	—	—	103	2	112
Income tax adjustments	3,670	1,149	5,171	4,564	16,703

Total GAAP to pro forma adjustments	77,838	14,244	19,296	115,998	79,669

Pro forma net loss	$(4,054)	$(4,075)	$(7,144)	$(6,037)	$(23,071)

Per share reconciliation:

GAAP loss per share	$(0.27)	$(0.06)	$(0.09)	$(0.39)	$(0.34)
GAAP to pro forma adjustments	0.26	0.05	0.07	0.37	0.26

Pro forma loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.02)	$(0.08)

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED PRO FORMA ADJUSTMENTS

(unaudited)

(in thousands)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the pro forma statements of operations:

	Three months ended			Nine months ended
	Dec 31, 2004	Sept 30, 2004	Dec 31, 2003	Dec 31, 2004	Dec 31, 2003
GROSS PROFIT:
GAAP gross profit	$30,922	$29,540	$20,718	$96,372	$47,084
Amortization of purchased intangibles	6,051	7,577	3,176	20,330	6,319
Excess inventory charge (benefit)	—	—	—	—	(1,053)
Stock-based compensation related to acquired companies	347	129	153	631	542
Payroll taxes on certain stock option exercises	—	—	10	—	11

Pro forma gross profit	$37,320	$37,246	$24,057	$117,333	$52,903

OPERATING EXPENSES:
GAAP operating expenses	$115,068	$52,389	$62,651	$230,137	$185,631
Amortization of purchased intangibles	1,833	1,962	689	5,352	689
Impairment of purchased intangibles	27,330	—	—	27,330	—
Acquired in-process research and development	—	—	16,100	13,400	21,800
Stock-based compensation related to acquired companies	1,628	3,117	2,517	7,100	19,672
Restructuring costs (benefits)	8,079	310	(200)	8,389	23,298
Litigation settlement, net	28,900	—	—	28,900	—
Payroll taxes on certain stock option exercises	—	—	93	2	101

Pro forma operating expenses	$47,298	$47,000	$43,452	$139,664	$120,071

INTEREST AND OTHER INCOME, NET
GAAP interest and other income, net	$4,780	$4,530	$15,493	$14,591	$35,807
Gain on the sale of real estate	—	—	(7,551)	—	(7,551)
Realized gains on strategic equity investments	—	—	(862)	—	(862)

Pro forma interest and other income, net	$4,780	$4,530	$7,080	$14,591	$27,394

INCOME TAX BENEFIT:
GAAP income tax expense	$2,526	$—	$—	$2,861	$—
Income tax adjustments	(3,670)	(1,149)	(5,171)	(4,564)	(16,703)

Pro forma income tax benefit	$(1,144)	$(1,149)	$(5,171)	$(1,703)	$(16,703)